
<ARTICLE>     5

<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN REGISTRANT'S FORM 10-Q FOR
THE QUARTER ENDED MARCH 31, 1998, AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO ITS FINANCIAL STATEMENTS.
</LEGEND>

<CIK>  0000836123
<NAME> GRAND CENTRAL SILVER MINES, INC.


<PERIOD-TYPE>                          3-MOS                3-MOS
<FISCAL-YEAR-END>                SEP-30-1997          SEP-30-1996
<PERIOD-END>                     MAR-31-1998          MAR-31-1997
<CASH>                                64,569               55,623
<SECURITIES>                         150,000              150,000
<RECEIVABLES>                         91,750               13,718
<ALLOWANCES>                               0                6,190 <F1>
<INVENTORY>                                0               92,812 <F2>
<CURRENT-ASSETS>                     320,221              312,153 <F3>
<PP&E>                               980,447           10,405,331
<DEPRECIATION>                      (609,361)            (467,805)
<TOTAL-ASSETS>                    12,903,327           10,249,679
<CURRENT-LIABILITIES>              1,176,742              421,674
<BONDS>                                    0              136,121 <F4>
<PREFERRED-MANDATORY>                      0                    0
<PREFERRED>                                0                    0
<COMMON>                             398,624              281,447
<OTHER-SE>                        11,218,233            9,410,437
<TOTAL-LIABILITY-AND-EQUITY>      12,903,327           10,249,679
<SALES>                                    0                    0
<TOTAL-REVENUES>                           0                    0
<CGS>                                      0                    0
<TOTAL-COSTS>                        591,453              525,584
<OTHER-EXPENSES>                   2,000,000             (197,148) <F5>
<LOSS-PROVISION>                           0                    0
<INTEREST-EXPENSE>                     5,585                4,173
<INCOME-PRETAX>                   (2,584,636)            (332,609)
<INCOME-TAX>                               0                    0
<INCOME-CONTINUING>                        0                    0
<DISCONTINUED>                             0                    0
<EXTRAORDINARY>                            0                    0
<CHANGES>                                  0                    0
<NET-INCOME>                      (2,584,636)            (332,609)
<EPS-PRIMARY>                          (0.17)               (0.01)
<EPS-DILUTED>                          (0.17)               (0.01)

<F1> As reported on the Form 10-Q for the quarter ended March 31, 1997, this field ("Allowances") represents the amount of "Total Other Assets" stated on the Balance Sheets.

<F2> As reported on the Form 10-Q for the quarter ended March 31, 1997, this field ("Inventory") represents the amount of "Prepaid expenses" reported on the Balance Sheets.

<F3> As reported on the Form 10-Q for the quarter ended March 31, 1997, this field ("Current Assets") represents the sum of "Total Other Assets" and "Total Current Assets" reported on the Balance Sheets.


<F4> As reported on the Form 10-Q for the quarter ended March 31, 1997, this field ("Bonds") represents the sum of "Total Long-Term Debt" and "Minority Interest in Consolidated Subsidiaries" reported on the Balance Sheets.

<F5> This field ("Other-Expense") represents the "Loss on impairment of assets" reported on the "STATEMENTS OF OPERATIONS" at page 5 of the Form 10-Q for the quarter ended March 31, 1998; and represents the sum of "Other income" and "Gain on the sale of assets" reported on the "STATEMENTS OF OPERATIONS" at page 5 of the Form 10-Q for the quarter ended March 31, 1997.

